As filed with the Securities and Exchange Commission on April 17, 2014

Registration No. 333-191954

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	3590	26-3062661
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

18101 Von Karman, Third Floor
Irvine, California 92612
(888) 250-2566
(Address and telephone number of principal executive offices and principal place of business)

State Agent and Transfer Syndicate, Inc.
112 North Curry Street
Carson City, Nevada 89703
(775) 882-1013
 (Name, address and telephone number of agent for service)

Copies to:
Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Terra Tech Corp., a Nevada corporation (the “Company”), filed a Registration Statement on Form S-1, as amended (file No. 333-191954) (the “Registration Statement”), relating to the resale by Hanover Holdings I, LLC, a New York limited liability company (“Hanover”), of up to 19,000,000 shares of common stock held by Hanover. The Securities and Exchange Commission declared the Registration Statement effective on January 24, 2014. 6,600,000 shares of common stock, of the 19,000,000 shares offered by the Hanover in the Prospectus under the Registration Statement, have been sold.

Pursuant to Item 512(a)(3) of Regulation S-K, promulgated pursuant to the Securities Act of 1933, as amended, and undertakings contained in the Registration Statement, the Company files this post-effective amendment to the Registration Statement to deregister the 12,400,000 shares of the Company’s common stock in the offering of 19,000,000 shares of common stock by Hanover that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on April 17, 2014.

TERRA TECH CORP.
a Nevada corporation

/s/ Derek Peterson
Name: Derek Peterson
Title: President and Chief Executive Officer, and Director
(principal executive officer)

/s/ Michael James
Name: Michael James
Title: Chief Financial Officer (principal accounting officer and principal financial officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek Peterson, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Post-effective Amendment No. 1 to Registration Statement on Form S-1 of Terra Tech Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: April 17, 2014	/s/ Derek Peterson
Name: Derek Peterson
Title: President and Chief Executive Officer, and Director (principal executive officer)

Dated: April 17, 2014	/s/ Amy Almsteier
Name: Amy Almsteier
Title: Secretary, Treasurer, and Director

Dated: April 17, 2014	/s/ Michael A. Nahass
Michael A. Nahass
Director

Dated: April 17, 2014	/s/ Steven J. Ross
Steven J. Ross
Director

Dated: April 17, 2014	/s/ Ken VandeVrede
Ken VandeVrede
Director

Dated: April 17, 2014	/s/ Steve VandeVrede
Steve VandeVrede
Director

Dated: April 17, 2014	/s/ Mike VandeVrede
Mike VandeVrede
Director

Dated: April 17, 2014	/s/ Michael James
Name: Michael James
Title: Chief Financial Officer (principal accounting officer and principal financial officer)